Exhibit 99.1

Burger King Worldwide, Inc. Reports Second Quarter 2012 Results

Burger King Worldwide Expands Menu and Grows System-wide Comparable Sales by 4.4%

MIAMI – August 1, 2012 – Burger King Worldwide, Inc. (NYSE: BKW) today reported financial results for its second quarter ended June 30, 2012.

Second Quarter Highlights:

•	System-wide comparable sales increased 4.4% and system-wide sales increased 6.4% on a constant currency basis

•	Adjusted EBITDA increased 19% on an organic basis to $172.0 million

•	Adjusted diluted EPS increased 29% to $0.17

•	Established master franchise joint ventures in Russia and China to aggressively expand brand presence

•	Listed Burger King Worldwide on NYSE

“I am pleased with the progress made this quarter, with system-wide comparable sales up 4.4% and adjusted EBITDA up 19% year over year on an organic basis,” said Bernardo Hees, chief executive officer. “In the U.S. and Canada, our focus on menu, restaurant image, operations, and marketing communication is beginning to generate tangible results. Internationally, we are laying the foundation for accelerated development worldwide through the formation of partnerships in Russia and China. We are excited to have listed on the NYSE this quarter and believe BKW is well positioned for long-term growth.”

Consolidated Financial Highlights

	Results		Variance
	Three Months Ended June 30,		$	%
	2012	2011	Favorable / (Unfavorable)

System-wide Comparable Sales Growth[1]	4.4%	(2.2%)
System-wide Sales Growth[1]	6.4%	0.4%
Net Restaurant Growth	70	35	35	100.0%
Total Revenues	$540.8	$595.4	($54.6)	(9.2%)
Adjusted EBITDA[2]	$172.0	$149.9	$22.1	14.7%
Adjusted EBITDA Margin[2]	31.8%	25.2%	nm	6.6%
Adjusted Net Income[2]	$61.3	$46.5	$14.8	31.8%
Diluted Adjusted Earnings Per Share[2]	$0.17	$0.13	$0.04	29.5%
Net Income	$48.2	$30.2	$18.0	59.6%
Diluted Earnings Per Share	$0.14	$0.09	$0.05	56.8%

(1)	System-wide comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Diluted Adjusted Earnings Per Share are non-GAAP financial measures. Please refer to “Non-GAAP Reconciliations” for further detail.

Organic revenue growth was 5.4%, excluding the impact of refranchising and FX headwinds. On a reported basis, total revenues decreased 9.2% to $540.8 million, compared to $595.4 million in the prior year period due to refranchising transactions in the U.S. and Canada and EMEA and unfavorable FX impact, partially offset by comparable sales growth across all segments and increased franchise and property revenues.

Organic Adjusted EBITDA growth was 19.0%, excluding the impact of refranchising and FX headwinds. On a reported basis, Adjusted EBITDA increased 14.7% to $172.0 million, compared to $149.9 million in the prior year period due to improved results in all operating segments. Results were particularly strong in the U.S. and Canada due to the positive impact from our new product launches and accompanying advertising campaign.

Adjusted net income and diluted adjusted EPS increased 31.8% and 29.5%, respectively, compared to the prior year, primarily due to an increase in income from operations, partially offset by increases in interest expense and income tax expense.

Operational and Segment Highlights

System-wide comparable sales growth was positive across all segments. The U.S. and Canada delivered 4.4% comparable sales growth driven by strong sales and product volumes from the largest expansion of menu items in BKW’s history, including smoothies, frappes, and wraps, introduced in April. Latin America and the Caribbean (“LAC”) delivered double-digit comparable sales growth of 10.5%, driven by strong performance in Brazil and Mexico. EMEA delivered comparable sales growth of 3.3%, driven by successful promotions in Germany, and APAC delivered comparable sales growth of 2.1%, primarily driven by the impact of an extra trading week in the quarter in Australia.

As part of BKW’s global refranchising strategy, the company refranchised 386 company-owned restaurants domestically and 78 company-owned restaurants internationally during the quarter. This includes 278 restaurants that were sold to Carrols Restaurant Group, BKW’s largest franchisee, in return for a 28.9% equity stake and total cash payments of approximately $16.2 million. In connection with this quarter’s refranchising transactions, BKW’s U.S. and Canadian franchisees have agreed to remodel 564 restaurants, bringing the total remodel commitment in the region to more than 1,500 restaurants as of June 30, 2012.

As part of BKW’s international expansion strategy, the company announced the establishment of two joint ventures with proven franchisees in Russia and China. In Russia, the joint venture has committed to open several hundred restaurants over the next few years. In China, the joint venture has committed to open 1,000 restaurants over the next five to seven years, representing the largest multi-unit development agreement in the brand’s history.

Cash and Liquidity

At quarter end, total debt was $3.1 billion and net debt was $2.7 billion. During the six months ended June 30, 2012, BKW repurchased and retired Senior Notes with an aggregate face value of $3.0 million and repurchased Discount Notes with an aggregate accreted value of $61.1 million, which represents 13.6% of the original issuance. As a result of the improvement in net debt and in trailing twelve month adjusted EBITDA, the net debt to adjusted EBITDA ratio improved to 4.2x at June 30, 2012 from 4.6x at December 31, 2011.

Public Offering

On June 20, 2012, Burger King Worldwide Holdings, Inc. announced the consummation of its business combination with a subsidiary of Justice Holdings Limited. As a result of this transaction, the shares of Burger King Worldwide were listed on the New York Stock Exchange under the ticker symbol “BKW.” Following the listing, the investment fund affiliated with 3G Capital Partners Ltd. continued to hold approximately 71% of the outstanding shares.

Investor Conference Call

The company will host an investor conference call and webcast at 9:00 a.m. EDT, Wednesday, August 1, 2012, to review financial results for the quarter ended June 30, 2012. The earnings call will be broadcast live via the company’s investor relations website at http://investor.bk.com and will be available for replay. The dial-in number is 866.244.4576 for U.S. callers and 703.639.1174 for international callers.

Contacts

Investors

Josh Kobza, Director, Investor Relations

305.378.7696; investor@whopper.com

Media

Miguel Piedra, Vice President, Global Communications

305.378.7277; mediainquiries@whopper.com

About Burger King Worldwide

Founded in 1954, BURGER KING® (NYSE: BKW) is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in over 12,600 locations serving over 11 million guests daily in 86 countries and territories worldwide. Approximately 94 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Worldwide, please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about the Company’s expectations and belief regarding its ability to lay the foundation for accelerated development through strategic partnerships and capitalize on future opportunities in high growth markets; its expectations and belief regarding its ability to remain focused on its core business strategies; its expectations and belief regarding its ability to position itself for long-term growth; and its expectations and belief regarding the success of its newly-established joint ventures in Russia and China. The factors that could cause actual results to differ materially from the Company’s expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, including the following: risks related to the Company’s ability to successfully implement its domestic and international growth strategy; risks related to global economic or other business conditions that may affect the desire or ability of customers to purchase the Company’s products; risks related to the financial strength of the Company’s franchisees; risks related to the Company’s ability to compete domestically and internationally in an intensely competitive industry; and risks related to the effectiveness of the Company’s marketing and advertising programs.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2012	2011	$	%
	(In millions, except %’s)
Revenues:
Company restaurant revenues	$345.9	$419.0	$(73.1)	(17.4)%
Franchise and property revenues	194.9	176.4	18.5	10.5%

Total revenues	540.8	595.4	(54.6)	(9.2)%
Company restaurant expenses:
Food, paper and product costs	115.0	135.4	(20.4)	(15.1)%
Payroll and employee benefits	100.2	122.2	(22.0)	(18.0)%
Occupancy and other operating costs	90.5	111.6	(21.1)	(18.9)%

Total Company restaurant expenses	305.7	369.2	(63.5)	(17.2)%
Franchise and property expenses	28.5	23.2	5.3	22.8%
Selling, general and administrative expenses	95.8	99.3	(3.5)	(3.5)%
Other operating (income) expense, net	(17.1)	4.7	(21.8)	NM

Total operating costs and expenses	412.9	496.4	(83.5)	(16.8)%

Income from operations	127.9	99.0	28.9	29.2%

Total interest expense, net	57.2	56.1	1.1	2.0%
Loss on early extinguishment of debt	7.7	—	7.7	NM

Income before income taxes	63.0	42.9	20.1	46.9%
Income tax expense	14.8	12.7	2.1	16.5%

Net income	$48.2	$30.2	$18.0	59.6%

NM - not meaningful

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Six Months Ended
	June 30,		Increase / (Decrease)
	2012	2011	$	%
	(In millions, except %’s)
Revenues:
Company restaurant revenues	$742.1	$811.5	$(69.4)	(8.6)%
Franchise and property revenues	368.6	335.9	32.7	9.7%

Total revenues	1,110.7	1,147.4	(36.7)	(3.2)%
Company restaurant expenses:
Food, paper and product costs	245.0	262.4	(17.4)	(6.6)%
Payroll and employee benefits	219.7	242.2	(22.5)	(9.3)%
Occupancy and other operating costs	195.0	221.3	(26.3)	(11.9)%

Total Company restaurant expenses	659.7	725.9	(66.2)	(9.1)%
Franchise and property expenses	52.3	46.3	6.0	13.0%
Selling, general and administrative expenses	190.8	199.7	(8.9)	(4.5)%
Other operating (income) expense, net	(4.1)	12.5	(16.6)	NM

Total operating costs and expenses	898.7	984.4	(85.7)	(8.7)%

Income from operations	212.0	163.0	49.0	30.1%

Total interest expense, net	116.3	106.3	10.0	9.4%
Loss on early extinguishment of debt	11.2	19.6	(8.4)	(42.9)%

Income before income taxes	84.5	37.1	47.4	127.8%
Income tax expense	22.0	12.8	9.2	71.9%

Net income	$62.5	$24.3	$38.2	157.2%

NM - not meaningful

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	As of
	June 30,	December 31,
	2012	2011
	(In millions, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$377.7	$459.0
Trade and notes receivable, net	150.5	152.8
Prepaids and other current assets, net	146.1	69.2
Deferred income taxes, net	22.9	43.1

Total current assets	697.2	724.1
Property and equipment, net of accumulated depreciation of $193.6 million and $150.1 million, respectively	906.9	1,026.5
Intangible assets, net	2,784.6	2,823.3
Goodwill	639.8	657.7
Net investment in property leased to franchisees	232.9	242.2
Other assets, net	185.1	134.6

Total assets	$5,446.5	$5,608.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$82.1	$98.4
Accrued advertising	93.8	97.4
Other accrued liabilities	192.5	242.7
Current portion of long term debt and capital leases	35.9	33.5

Total current liabilities	404.3	472.0
Term debt, net of current portion	2,911.7	3,010.3
Capital leases, net of current portion	106.1	95.4
Other liabilities, net	360.9	366.2
Deferred income taxes, net	568.3	615.3

Total liabilities	4,351.3	4,559.2

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 2,000,000,000 shares authorized; 350,025,166 shares issued and outstanding at June 30, 2012; 348,245,293 shares issued and outstanding at December 31, 2011	3.5	3.5
Additional paid-in capital	1,199.6	1,186.6
Retained earnings (accumulated deficit)	34.9	(27.6)
Accumulated other comprehensive loss	(142.8)	(113.3)

Total stockholders’ equity	1,095.2	1,049.2

Total liabilities and stockholders’ equity	$5,446.5	$5,608.4

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
	2012	2011
	(In millions)
Cash flows from operating activities:
Net income	$62.5	$24.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67.4	68.8
Loss on early extinguishment of debt	11.2	19.6
Amortization of deferred financing cost and debt issuance discount	29.4	15.8
Loss (gain) on remeasurement of foreign denominated transactions	(3.6)	1.5
Amortization of prior service costs	(0.9)	—
Realized loss on terminated caps/swaps	0.9	—
Gain on refranchisings and dispositions of assets	(2.7)	(1.7)
Bad debt expense, net of recoveries	1.5	1.1
Share-based compensation	7.6	0.6
Deferred income taxes	8.0	17.7
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Trade and notes receivables	(4.2)	8.7
Prepaids and other current assets	(35.1)	19.4
Accounts and drafts payable	(15.8)	(33.0)
Accrued advertising	(45.4)	4.1
Other accrued liabilities	(47.1)	(35.3)
Other long-term assets and liabilities	3.2	(16.7)

Net cash provided by operating activities	36.9	94.9

Cash flows from investing activities:
Payments for property and equipment	(13.8)	(23.5)
Proceeds from refranchisings, disposition of assets and restaurant closures	36.5	11.7
Payments for acquired franchisee operations, net of cash acquired	(15.3)	—
Return of investment on direct financing leases	6.6	7.3
Other investing activities	—	(4.4)

Net cash provided by (used for) investing activities	14.0	(8.9)

Cash flows from financing activities:
Proceeds from term debt	—	1,860.0
Proceeds from discount notes	—	401.5
Repayments of term debt and capital leases	(19.0)	(1,852.4)
Extinguishment of debt	(105.9)	—
Payment of financing costs	—	(32.6)
Proceeds from issuance of shares	—	1.8

Net cash provided by (used for) financing activities	(124.9)	378.3

Effect of exchange rates on cash and cash equivalents	(7.3)	5.1
Increase (decrease) in cash and cash equivalents	(81.3)	469.4
Cash and cash equivalents at beginning of period	459.0	207.0

Cash and cash equivalents at end of period	$377.7	$676.4

BURGER KING Worldwide, INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the change in sales at all Company-owned and franchise restaurants in one period from the same period in the prior year. System-wide comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating current year results at prior year exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements (“FX Impact”).

Franchise sales represent sales at all franchised restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Average restaurant sales refer to the total sales divided by total store months for all Company-owned and franchise restaurants open during the period. Net refranchisings refer to sales of Company-owned restaurants to franchisees, net of acquisitions of franchise restaurants by us.

Consolidated BKW

Key Business Metrics

	Three Months Ended June 30,
	2012	2011
System-wide sales growth	6.4%	0.4%
Franchise sales	$3,636.3	$3,449.0
Comparable sales growth
Company	5.1%	(1.6)%
Franchise	4.3%	(2.2)%
System	4.4%	(2.2)%
Average restaurant sales (in thousands)	$319.1	$314.5
Net Restaurant Growth (NRG)
Company	(3)	(3)
Franchise	73	38
System	70	35
Net refranchisings	464	6
Restaurant counts at period end
Company	818	1,330
Franchise	11,786	11,006
System	12,604	12,336
CRM %	11.6%	11.9%

U.S. & Canada

Key Business Metrics

	Three Months Ended June 30,
	2012	2011
	Favorable / (Unfavorable)
System-wide sales growth	3.9%	(5.5)%
Comparable sales growth
Company	4.5%	(3.7)%
Franchise	4.4%	(5.5)%
System	4.4%	(5.3)%
NRG
Company	(2)	(1)
Franchise	(17)	(17)
System	(19)	(18)
Net refranchisings	386	2
Restaurant counts at period end
Company	546	978
Franchise	6,923	6,550
System	7,469	7,528

	Three Months Ended June 30,		Variance
	2012	2011	Favorable / (Unfavorable)

Company:
Company restaurant revenues	$242.4	$302.1	$(59.7)
CRM	29.3	37.9	(8.6)
CRM %	12.1%	12.5%	(0.4)%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	33.7%	32.8%	(0.9)%
Payroll and benefits	29.9%	30.0%	0.1%
Depreciation and amortization	5.5%	5.6%	0.1%
Other occupancy and operating	18.8%	19.0%	0.2%
Franchise:
Franchise and property revenues	$115.3	$102.3	$13.0
Franchise and property expenses	21.7	16.3	(5.4)
Franchise sales	2,052.3	1,910.6	141.7
Segment income	128.5	122.0	6.5
Segment margin	35.9%	30.2%	5.7%

EMEA

Key Business Metrics

	Three Months Ended June 30,
	2012	2011
System-wide sales growth	12.7%	3.6%
Comparable sales growth
Company	6.2%	4.9%
Franchise	3.1%	3.1%
System	3.3%	3.2%
NRG
Company	—	(1)
Franchise	45	32
System	45	31
Net refranchisings	56	4
Restaurant counts at period end
Company	134	193
Franchise	2,827	2,603
System	2,961	2,796

	Three Months Ended June 30,		Variance
	2012	2011	Favorable / (Unfavorable)

Company:
Company restaurant revenues	$67.6	$81.6	$(14.0)
CRM	7.3	7.7	(0.4)
CRM %	10.8%	9.4%	1.4%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	30.3%	28.9%	(1.4)%
Payroll and benefits	32.7%	32.1%	(0.6)%
Depreciation and amortization	3.6%	3.7%	0.1%
Other occupancy and operating	22.6%	25.9%	3.3%
Franchise:
Franchise and property revenues	$51.6	$49.3	$2.3
Franchise and property expenses	6.6	6.3	(0.3)
Franchise sales	935.1	922.7	12.4
Segment income	42.8	35.3	7.5
Segment margin	35.9%	27.0%	8.9%

LAC

Key Business Metrics

	Three Months Ended June 30,
	2012	2011
System-wide sales growth	9.4%	16.6%
Comparable sales growth
Company	5.8%	4.6%
Franchise	10.8%	6.9%
System	10.5%	6.8%
NRG
Company	—	—
Franchise	27	15
System	27	15
Net refranchisings	—	—
Restaurant counts at period end
Company	97	97
Franchise	1,158	1,068
System	1,255	1,165

	Three Months Ended June 30,		Variance
	2012	2011	Favorable / (Unfavorable)

Company:
Company restaurant revenues	$16.1	$17.6	$(1.5)
CRM	2.8	3.4	(0.6)
CRM %	17.4%	19.3%	(1.9)%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	39.1%	37.5%	(1.6)%
Payroll and benefits	11.8%	11.9%	0.1%
Depreciation and amortization	9.3%	9.7%	0.4%
Other occupancy and operating	22.4%	21.6%	(0.8)%
Franchise:
Franchise and property revenues	$16.2	$14.6	$1.6
Franchise and property expenses	(0.2)	—	0.2
Franchise sales	323.7	295.3	28.4
Segment income	17.1	14.5	2.6
Segment margin	52.9%	45.0%	7.9%

APAC

Key Business Metrics

	Three Months Ended June 30,
	2012	2011
System-wide sales growth	2.1%	19.4%
Comparable sales growth
Company	8.6%	7.0%
Franchise	2.0%	(0.9)%
System	2.1%	(0.6)%
NRG
Company	(1)	(1)
Franchise	18	8
System	17	7
Net refranchisings	22	—
Restaurant counts at period end
Company	41	62
Franchise	878	785
System	919	847

	Three Months Ended June 30,		Variance
	2012	2011	Favorable / (Unfavorable)

Company:
Company restaurant revenues	$19.8	$17.7	$2.1
CRM	0.8	0.8	—
CRM %	4.0%	4.5%	(0.5)%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	34.3%	33.3%	(1.0)%
Payroll and benefits	18.2%	18.1%	(0.1)%
Depreciation and amortization	6.6%	6.2%	(0.4)%
Other occupancy and operating	36.9%	37.9%	1.0%
Franchise:
Franchise and property revenues	$11.8	$10.2	$1.6
Franchise and property expenses	0.4	0.6	0.2
Franchise sales	325.2	320.4	4.8
Segment income	11.0	6.7	4.3
Segment margin	34.8%	24.0%	10.8%

Organic growth in Revenue and Adjusted EBITDA for the Three Months Ended June 30

(Unaudited)

$ in millions

					Refran.	Adjusted	FX
	Actual		Q2’ 12 vs. Q2’ 11		Impact	Q2’ 11	Impact	Organic Growth
	Q2’ 12	Q2’ 11	$	%	$	$	$	$	%
Calculation:		A	B		C	A+C=D	E	B-C-E=F	F/D
Revenue
North America	$357.7	$404.5	($46.8)	(11.6%)	($57.7)	$346.8	($1.6)	$12.5	3.6%
EMEA	$119.2	$131.0	($11.8)	(9.0%)	($8.3)	$122.7	($13.2)	$9.7	7.9%
LAC	$32.3	$32.1	$0.2	0.6%	—	$32.1	($2.3)	$2.5	7.8%
APAC	$31.6	$27.8	$3.8	13.7%	—	$27.8	($0.2)	$4.0	14.4%

Consolidated	$540.8	$595.4	($54.6)	(9.2%)	($66.0)	$529.4	($17.3)	$28.7	5.4%

Adjusted EBITDA
North America	$128.5	$122.0	$6.5	5.3%	($1.7)	$120.3	($0.1)	$8.3	6.9%
EMEA	$42.8	$35.3	$7.5	21.2%	$0.6	$35.9	($4.6)	$11.5	32.0%
LAC	$17.1	$14.5	$2.6	17.9%	—	$14.5	($0.3)	$2.9	20.0%
APAC	$11.0	$6.7	$4.3	64.2%	—	$6.7	—	$4.3	64.2%
Unallocated Management G&A	($27.4)	($28.6)	$1.2	(4.2%)	—	($28.6)	—	$1.2	(4.2%)

Consolidated	$172.0	$149.9	$22.1	14.7%	($1.1)	$148.8	($5.0)	$28.2	19.0%

BURGER KING Worldwide, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

To supplement its condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company reports the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income, adjusted income before income taxes, adjusted income tax expense, net debt, TTM adjusted EBITDA, net debt to TTM adjusted EBITDA ratio, Organic revenue growth and Organic Adjusted EBITDA growth.

EBITDA is defined as earnings (net income or loss) before interest, taxes, depreciation and amortization, and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation, other operating (income) expenses, net, and all other specifically identified costs associated with non-recurring projects, including Transaction costs, global restructuring and related professional fees, global portfolio realignment project costs and Business Combination Agreement expenses. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Adjusted net income is used by management to evaluate and forecast earnings from ongoing operations excluding the impact of unusual items. This measure is used by management to evaluate and forecast earnings from ongoing operations, as further defined in the non-GAAP reconciliations. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of the Company during the reporting period. Net debt to TTM adjusted EBITDA ratio is used by management to evaluate the Company’s current and prospective financial position.

Organic revenue growth and Organic Adjusted EBITDA growth are non-GAAP measures that exclude both FX Impact and refranchisings.

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
EBITDA and adjusted EBITDA:
U.S. and Canada	$128.5	$122.0	$241.4	$224.8
EMEA	42.8	35.3	75.6	62.0
LAC	17.1	14.5	33.0	29.7
APAC	11.0	6.7	18.8	13.0
Unallocated Management G&A	(27.4)	(28.6)	(53.6)	(59.6)

Adjusted EBITDA	172.0	149.9	315.2	269.9
Share-based compensation(1)	0.3	0.4	1.7	0.6
2010 Transaction costs(2)	—	0.3	—	1.1
Global restructuring and related professional fees(3)	—	10.0	—	22.2
Field optimization project costs(4)	—	1.7	—	1.7
Global portfolio realignment project(5)	9.4	—	13.1	—
Business combination agreement expenses(6)	18.1	—	25.1	—
Other operating (income) expense, net	(17.1)	4.7	(4.1)	12.5

EBITDA	161.3	132.8	279.4	231.8
Depreciation and amortization	33.4	33.8	67.4	68.8

Income from operations	127.9	99.0	212.0	163.0
Interest expense, net	57.2	56.1	116.3	106.3
Loss on early extinguishment of debt	7.7	—	11.2	19.6
Income tax expense	14.8	12.7	22.0	12.8

Net income	$48.2	$30.2	$62.5	$24.3

	Twelve Months Ended
	June 30, 2012	December 31, 2011
EBITDA and adjusted EBITDA:
U.S. and Canada	$472.8	$456.2
EMEA	159.6	146.0
LAC	67.2	63.9
APAC	32.5	26.7
Unallocated Management G&A	(101.8)	(107.8)

Adjusted EBITDA	630.3	585.0
Share-based compensation(1)	7.5	6.4
2010 Transaction costs(2)	2.6	3.7
Global restructuring and related professional fees(3)	24.3	46.5
Field optimization project costs(4)	8.9	10.6
Global portfolio realignment project(5)	20.7	7.6
Business combination agreement expenses(6)	25.1	—
Other operating (income) expense, net	(5.3)	11.3

EBITDA	546.5	498.9
Depreciation and amortization	135.0	136.4

Income from operations	411.5	362.5
Interest expense, net	236.7	226.7
Loss on early extinguishment of debt	12.7	21.1
Income tax expense	35.8	26.6

Net income	$126.3	$88.1

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended June 30,
	2012	2011
Adjusted net income	(In millions)

Net income	$48.2	$30.2
Income tax expense	14.8	12.7

Income before income taxes	63.0	42.9
Adjustments:
Franchise agreement amortization	5.1	5.6
Amortization of deferred financing costs and original issue discount	3.5	3.5
Loss on early extinguishment of debt	7.7	—
Other operating (income) expense, net	(17.1)	4.7
2010 Transaction costs(2)	—	0.3
Global restructuring and related professional fees(3)	—	10.0
Field optimization project costs(4)	—	1.7
Global portfolio realignment project costs(5)	9.4	—
Business combination agreement expenses(6)	18.1	—

Total adjustments	26.7	25.8

Adjusted income before income taxes	89.7	68.7

Adjusted income tax expense(7)	28.4	22.2

Adjusted net income	$61.3	$46.5

Non-GAAP Financial Measures

Reconciliation of Adjusted Net Income and Net Income, Net Debt / TTM Adj. EBITDA

	Six Months Ended June 30,
	2012	2011
Adjusted net income	(In millions)

Net income	$62.5	$24.3
Income tax expense	22.0	12.8

Income before income taxes	84.5	37.1
Adjustments:
Franchise agreement amortization	10.3	11.1
Amortization of deferred financing costs and original issue discount	7.0	6.9
Loss on early extinguishment of debt	11.2	19.6
Other operating (income) expense, net	(4.1)	12.5
2010 Transaction costs(2)	—	1.1
Global restructuring and related professional fees(3)	—	22.2
Field optimization project costs(4)	—	1.7
Global portfolio realignment project costs(5)	13.1	—
Business combination agreement expenses(6)	25.1	—

Total adjustments	62.6	75.1
Adjusted income before income taxes	147.1	112.2

Adjusted income tax expense(7)	46.0	38.1

Adjusted net income	$101.1	$74.1

	As of
	June 30, 2012	December 31, 2011
Net debt to adjusted EBITDA	(In millions, except ratios)

Long term debt, net of current portion	$2,911.7	$3,010.3
Capital leases, net of current portion	106.1	95.4
Current portion of long term debt and capital leases	35.9	33.5

Total Debt	3,053.7	3,139.2

Cash and cash equivalents	377.7	459.0
Net debt	2,676.0	2,680.2
TTM adjusted EBITDA	630.3	585.0

Net debt / TTM adjusted EBITDA	4.2x	4.6x

Non-GAAP Financial Measures

Reconciliation of Net Income to TTM Adjusted EBITDA

	Twelve Months Ended
	June 30, 2012	December 31, 2011
EBITDA and adjusted EBITDA	(In millions)

Net income	$126.3	$88.1
Interest expense, net	236.7	226.7
Loss on early extinguishment of debt	12.7	21.1
Income tax expense	35.8	26.6
Depreciation and amortization	135.0	136.4

EBITDA	546.5	498.9
Adjustments:
Share-based compensation(1)	7.5	6.4
Other operating (income) expense, net	(5.3)	11.3
2010 Transaction costs(2)	2.6	3.7
Global restructuring and related professional fees(3)	24.3	46.5
Field optimization project costs(4)	8.9	10.6
Global portfolio realignment project costs(5)	20.7	7.6
Business combination agreement expenses(6)	25.1	—

Total adjustments	83.8	86.1

Adjusted EBITDA	$630.3	$585.0

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with employee stock options, and for the twelve months ended June 30, 2012 and December 31, 2011, also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive as common equity in lieu of their 2011 cash bonus.

(2)	Represents expenses incurred related to 3G’s acquisition of Burger King Holdings, Inc., the Company’s indirect wholly-owned subsidiary, in October 2010.

(3)	Represents severance benefits, other severance-related costs incurred in connection with the Company’s global restructuring efforts, the voluntary resignation severance program offered for a limited time to eligible employees based at its Miami headquarters and additional reductions in corporate and field positions in the U.S. This restructuring plan was completed in 2011.

(4)	Represents severance-related costs, compensation costs for overlap staffing, travel expenses, consulting and training costs incurred in connection with the Company’s efforts to expand and enhance its U.S. field organization. This project was completed in 2011.

(5)	Represents costs associated with an ongoing project to realign the Company’s global restaurant portfolio by refranchising Company-owned restaurants and establishing strategic partners and joint ventures to accelerate development. These costs primarily include severance related costs and fees for professional services.

(6)	Represents share-based compensation expense related to awards granted during the three and six months ended June 30, 2012 resulting from the increase in equity value of Burger King Worldwide Holdings, Inc. implied by the Business Combination Agreement and professional fees and other transaction costs associated with the Business Combination Agreement.

(7)	Adjusted income tax expense for the three and six months ended June 30, 2012 and 2011 is calculated using the Company’s statutory tax rate in the jurisdiction in which the costs were incurred.